UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 27, 2012

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1103 United Success Commercial Centre 508 Jaffe Road, Causeway Bay Hong Kong
(Address of principal executive offices)

+852.3721.3668
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01

OTHER EVENTS.

Certain Conventions

Except where the context otherwise requires and for purposes of this filing on Form 8-K only, “China” or “PRC” refers to the People’s Republic of China, and excludes Hong Kong, Macau and Taiwan.

Sale of a subsidiary

On 27 March 2012 we entered into a Share Sale Agreement (the "Agreement") with Chan Kam Ming (“Chan”) for the sale of all of the issued and outstanding shares of our subsidiary Surna Networks, Inc. (“Surna Networks”), a Nevada corporation which is turn owns 100% of the equity interest of Surna Networks Limited, a Hong Kong company (“Surna Networks HK”). Chan is one of the two current employees of Surna Networks HK.

Surna Networks was established to develop and provide a range of information technology and network services for potential customers, including game companies inside and outside of the PRC, but to date its business has focused solely on wholesale carrier services utilizing VoIP telecommunications, which is also referred to as International Simple Resale (“ISR”). Results of the ISR business have so far have been disappointing, and we do not foresee it being self-supporting or profitable without further significant investment. Upon further review we have determined that it is not relevant to our core business or future plans, and that the best strategy is the sale or winding-up of this business line.

The Board of Directors have determined that there is no intrinsic value in the current operations of Surna Networks and have therefore accepted an offer from Chan to purchase Surna Networks for the par value of the issued shares of US$1.00.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 30th of March, 2012.

SURNA INC.

BY:	/s/ Richard Clarke
Richard Clarke, President

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